Exhibit 10.1

AMENDMENT NUMBER ONE TO SALESFORCE.COM, INC. RESELLER AGREEMENT

SIGNATURE PAGE

Reseller Full Legal Name	Salesforce.org, a non-profit public benefit corporation
Reseller Address	50 Fremont Street, Suite 300 San Francisco, California 94105

This Amendment Number One (this “Amendment”) is made and entered into between salesforce.com, inc., a Delaware corporation having its principal place of business at The Landmark @ One Market, Suite 300, San Francisco, California 94105 USA (“SFDC” or “Salesforce”) and the Reseller named above and amends that certain salesforce.com, inc. Reseller Agreement between SFDC and Reseller dated as of August 1, 2015 (together with all prior amendments, the “Agreement” as used herein). This Amendment is effective as of the later of the dates beneath the Parties’ signatures below (“Amendment Effective Date”). Capitalized terms not defined herein shall have the meanings given to them in the Agreement.
The Parties, by their respective authorized signatories, have duly executed this Amendment as of the Amendment Effective Date.

SFDC        Reseller
By: /s/ Mark Hawkins        By: /s/ Shanti Ariker
Name: Mark Hawkins        Name: Shanti Ariker
Title: Chief Financial Officer & Executive Vice President    Title: SVP, General Counsel
Date: April 19, 2017        Date: April 19, 2017

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Recitals
WHEREAS, SFDC and Reseller desire to amend certain terms of the Agreement.

NOW, THEREFORE, in consideration of the mutual promises set forth herein and in the Agreement, and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:
Amendment Terms & Conditions
1.     Exhibit A (Pass-Through Terms) is hereby deleted in its entirety and replaced with Exhibit A-1, Exhibit A-2 and Exhibit A-3 (Pass-Through Terms) attached hereto. Reseller will utilize the Pass-Through Terms in Exhibit A-1 for transactions in the Americas and will utilize Exhibit A-2 for transactions in Europe, the Middle East and Africa (“EMEA”).

2.     Section 7 (“Intentionally Left Blank”) is hereby deleted in its entirety and replaced with the following:

“7.    Customer Data Obligations. Reseller will maintain appropriate safeguards for the protection of the security, confidentiality and integrity of Customer Data processed by the Reseller. In the event the Reseller transmits Customer Data outside SFDC’s systems, Reseller will notify Customer(s) prior to such transmission that their Customer Data will be transmitted outside SFDC’s system and to that extent SFDC is not responsible for the privacy, security or integrity of that Customer Data. Reseller (and its contractors) shall not access, use, modify or disclose Customer Data except (a) to provide the Services and prevent or address service or technical problems, (b) as compelled by law in accordance with Section 12 “Confidentiality,” subparagraph (c) “Compelled Disclosure” below, or (c) as expressly permitted in writing by Customer.”

3.	Section 12 (“Confidentiality”) Subsection 12(d) (“Customer Data Obligations”) is hereby deleted in its entirety.

4.
Exhibit F is hereby deleted in its entirety and replaced with Exhibit F (Data Processing Addendum) set forth at https://sfdc.co/cnccJr and incorporated herein by reference (or such successor URL as may be published by SFDC from time to time).

5.	Effect of Amendment. Subject to the above modifications, the Agreement remains in full force and effect.

6.
Entire Agreement. The terms and conditions herein contained constitute the entire agreement between the Parties with respect to the subject matter of this Amendment and supersede any previous and contemporaneous agreements and understandings, whether oral or written, between the Parties hereto with respect to the subject matter hereof.

7.
Counterparts. This Amendment may be executed in one or more counterparts, including facsimiles or scanned copies sent via email or otherwise, each of which will be deemed to be a duplicate original, but all of which, taken together, will be deemed to constitute a single instrument.

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Exhibit A-1

AMERICAS PASS-THROUGH TERMS

PREAMBLE
These Pass-Through Terms consist of the sections marked Preamble, Definitions and Applicable Terms. These Pass-Through Terms apply only between Salesforce’s Reseller and its Customer with respect to Services ordered by Customer from such Reseller.
salesforce.com, inc. is not a party to these Pass-Through Terms, which apply solely between Reseller and Customer, and Customer has no right to enforce or bring any claim against salesforce.com, inc. with respect to these Pass-Through Terms. However, salesforce.com, inc. is a third party beneficiary to these Pass-Through Terms and shall have the benefit of and right to enforce these Pass-Through Terms between Customer and Reseller.

DEFINITIONS

“Affiliate” means any entity that directly or indirectly Controls, is Controlled by, or is under common Control with Salesforce.org. For avoidance of doubt, Salesforce.org and SFDC are not Affiliates.
“Agreement” means this Master Subscription Agreement and any exhibits, schedules and addenda hereto.
“Associate,” means any entity that is under common governance or Control with, or that governs or Controls, or is governed or Controlled by, the party signing this Agreement as the Customer, and that meets the Eligibility Criteria stated in Exhibit A attached to this Agreement.
“Beta Services” means SFDC services or functionality that may be made available to Customer to try at its option at no additional charge which is clearly designated as beta, pilot, limited release, developer preview, non-production, evaluation, or by a similar description.
“Content” means information obtained by SFDC from publicly available sources or its third party content providers and made available to Customer through the Services, Beta Services, or pursuant to an Order Form, as more fully described in the Documentation.
“Control,” for purposes of the definitions of Affiliate and Associate, means direct or indirect ownership or control of more than 50% of the voting interests of the subject entity.
“Customer” means the customer named above together with its Associates which have signed Order Forms. For the avoidance of doubt, an Associate can only sign an Order Form and become a Customer if it meets the Eligibility Criteria set forth in Exhibit A hereto.
“Customer Data” means electronic data and information submitted by or for Customer to the Services, excluding Content and Non-SFDC Applications.
“Documentation” means the applicable Service’s Trust and Compliance documentation, and its usage guides and policies, as updated from time to time, accessible via help.salesforce.com or login to the applicable Service.
“Eligibility Criteria” means the eligibility criteria set forth in Exhibit A to this Agreement.
“Malicious Code” means code, files, scripts, agents or programs intended to do harm, including, for example, viruses, worms, time bombs and Trojan horses.
“Marketplace” means an online directory, catalog or marketplace of applications that interoperate with the Services, including, for example, the AppExchange located at http://www.salesforce.com/appexchange, ExactTarget’s HubExchange located at https://hubexchange.exacttarget.com/, or the Heroku add-ons catalog located at https://addons.heroku.com/, and any successor websites.
“Non-SFDC Application” means a Web-based, mobile, offline or other software application functionality that is provided by Customer or a third party and interoperates with a Service, including, for example, an application that

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is developed by or for Customer, is listed on a Marketplace, is identified as Salesforce Labs or by a similar designation, or is an open source software product including e.g. the technologies commonly referred to as Non Profit Success Pack (“NPSP”) and Higher Education Data Architecture (“HEDA”) and that are subject to the terms stated during the installation process and/or located on the landing page during their use.
“No Charge Services” means the ten (10) User subscriptions for certain Services offered in Salesforce.org's sole discretion to organizations that meet the Eligibility Criteria at no charge and ordered by the Customer using Salesforce.org’s standard processes. These are sometimes referred to as “P-10s.”
“Order Form” means an ordering document or online order specifying the Services to be provided hereunder that is entered into between Customer or any of its Associates, and Salesforce.org, including any addenda and supplements thereto. By entering into an Order Form hereunder, an Associate agrees to be bound by the terms of this Agreement as if it were an original party hereto.
“SFDC Affiliate” means any entity that directly or indirectly Controls, is Controlled by, or is under common Control with Salesforce.com. For the avoidance of doubt, Salesforce.org and SFDC are not SFDC Affiliates.
“Services” means the products and services that are ordered by Customer under an Order Form and made available online by SFDC, including associated SFDC offline or mobile components, as described in the Documentation. “Services” exclude Content and Non-SFDC Applications.
“User” means (subject to compliance with Section 3.4(b) of this Agreement) an individual who is authorized by Customer to use a Service, for whom Customer has purchased a subscription (or in the case of any Services provided by Salesforce.org without charge, for whom a Service has been provisioned), and to whom Customer (or, when applicable, SFDC or Salesforce.org at Customer’s request) has supplied a user identification and password (for Services utilizing authentication). Users may include, for example, employees, consultants, contractors and agents of Customer, and third parties with which Customer transacts business such as students, teachers and volunteers.

APPLICABLE TERMS

1.	SALESFORCE.ORG RESPONSIBILITIES

1.1
No Charge Services. Except where a different initial term is stated in the applicable Order Form, Salesforce.org shall cause SFDC to provide No Charge Services to Customer for an initial term of twelve (12) months. Following the initial term, No Charge Services shall be eligible for renewal on a yearly basis under the same terms and conditions, provided the program continues to exist. Notwithstanding the foregoing or anything to the contrary herein, Salesforce.org offers No Charge Services at its sole discretion and may terminate such No Charge Services at any time upon written notice (typically 30 days where practicable to do so).

1.2
Provision of Services. Salesforce.org shall cause SFDC to (a) make the Services and Content available to Customer pursuant to this Agreement and the applicable Order Forms, (b) provide applicable SFDC standard support for the Services to Customer at no additional charge, and/or upgraded support if purchased, (c) use commercially reasonable efforts to make the online Services available 24 hours a day, 7 days a week, except for: (i) planned downtime (of which SFDC shall give advance electronic notice as provided in the Documentation), or (ii) any unavailability caused by circumstances beyond SFDC’s reasonable control, including, for example, an act of God, act of government, flood, fire, earthquake, civil unrest, act of terror, strike or other labor problem (other than one involving SFDC employees), Internet service provider failure or delay, Non-SFDC Application, or denial of service attack, and (d) provide the Services in accordance with laws and government regulations applicable to SFDC’s provision of its Services to its customers generally (i.e., without regard for Customer’s particular use of the Services), and subject to Customer’s use of the Services in accordance with this Agreement, the Documentation and the applicable Order Form.

1.3
Protection of Customer Data. Salesforce.org shall cause SFDC to, maintain administrative, physical, and technical safeguards for protection of the security, confidentiality, and integrity of Customer Data, as described in the Documentation. Those safeguards shall include, but shall not be limited to, measures for preventing access, use, modification or disclosure of Customer Data by Salesforce.org or its subcontractors or SFDC personnel, except (a) to provide the Services and prevent or address service or technical problems, (b) as compelled by law in accordance with the “Confidentiality: Compelled Disclosure” section below, or (c) as expressly permitted in writing by Customer. Salesforce.org will also maintain appropriate safeguards for Customer Data that Salesforce.org

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processes. Salesforce.org will give advance notification to Customer in the event that Salesforce.org transmits Customer Data outside of SFDC’s system, and where in the event of such transmission, SFDC is not responsible for the privacy, security or integrity of such transmitted Customer Data.
Where Customer’s use of the Services includes the processing of personal data (as described in the Data Processing Addendum (defined below) within the European Economic Area (EEA), except in respect of any usage during a free trial, the terms of the data processing addendum at http://info.salesforcefoundation.org/l/30282/2015-10-16/5r2jjl/30282/130279/SFDO_Reseller_Data_Processing_Addendum_Standard_Contractual_Clauses.pdf (“Data Processing Addendum”) are hereby incorporated by reference and shall apply to the extent Customer Data includes Personal Data, as defined in the Data Processing Addendum. For the purposes of the Standard Contractual Clauses, Customer is the data exporter, and Customer's execution of this Agreement shall be treated as its execution of the Standard Contractual Clauses and any associated appendix.

1.4
Personnel. Salesforce.org shall cause SFDC to be responsible for the performance of SFDC’s personnel (including its employees and subcontractors) and their compliance with the applicable obligations under this Agreement, except as otherwise specified in this Agreement. Salesforce.org shall be responsible for the performance of its personnel and their compliance with this Agreement.

1.5
Beta Services. From time to time, SFDC may make Beta Services available to Customer at no charge. Customer may choose to try such Beta Services or not in its sole discretion. Beta Services are intended for evaluation purposes and not for production use, are not supported, and may be subject to additional terms. Beta Services are not considered “Services” under this Agreement, however, all restrictions, SFDC reservation of rights and Customer obligations concerning the Services, and use of any related Non-SFDC Applications and Content, shall apply equally to Customer’s use of Beta Services. Unless otherwise stated, any Beta Services trial period will expire upon the earlier of one year from the trial start date or the date that a version of the Beta Services becomes generally available without the applicable Beta Services designation. SFDC may discontinue Beta Services at any time in its sole discretion and may never make them generally available. Neither SFDC nor Salesforce.org will have any liability for any harm or damage arising out of or in connection with a Beta Service.

2.	USE OF SERVICES AND CONTENT

2.1
Subscriptions. Unless otherwise provided in the applicable Order Form or Documentation, (a) Services and access to Content are purchased as subscriptions, (b) subscriptions may be added during a subscription term at the same pricing as the underlying subscription pricing, prorated for the portion of that subscription term remaining at the time the subscriptions are added, and (c) any added subscriptions will terminate on the same date as the underlying subscriptions.

2.2
Usage Limits. Services and Content are subject to usage limits specified in Order Forms and Documentation. Unless otherwise specified, (a) a quantity in an Order Form refers to Users, and the Service or Content may not be accessed by more than that number of Users, (b) a User’s password may not be shared with any other individual, and (c) except as set forth in an Order Form, a User identification may only be reassigned to a new individual replacing one who will no longer use the Service or Content. If Customer exceeds a contractual usage limit, Salesforce.org may work with Customer to seek to reduce Customer’s usage so that it conforms to that limit. If, Customer is unable or unwilling to abide by a contractual usage limit, Customer shall execute an Order Form for additional quantities of the applicable Services or Content promptly upon Salesforce.org’s request, and/or pay any invoice for excess usage in accordance with the “Invoicing and Payment” section below.

2.3
Customer Responsibilities. Customer shall (a) be responsible for Users’ compliance with this Agreement, Documentation and Order Forms, (b) be responsible for the quality and legality of Customer Data and the means by which Customer acquired Customer Data, (c) use commercially reasonable efforts to prevent unauthorized access to or use of Services and Content, and notify Salesforce.org promptly of any such unauthorized access or use, (d) use Services and Content only in accordance with this Agreement, Documentation, Order Forms, and applicable laws and government regulations, (e) comply with terms of service of any Non-SFDC Applications with which Customer uses Services or Content, and (f) satisfy the Eligibility Criteria set forth in Exhibit A hereto throughout the term of the Agreement. Customer shall promptly notify Salesforce.org if at any time it fails to satisfy any such criteria.

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2.4
Usage restrictions. Customer shall not (a) make any Service or Content available to, or use any Service or Content for the benefit of, anyone other than Customer or Users, unless expressly stated otherwise in an Order Form or the Documentation, (b) sell, resell, license, sublicense, distribute, make available, rent or lease any Service or Content, or include any Service or Content in a service bureau or outsourcing offering, (c) use a Service or Non-SFDC Application to store or transmit infringing, libelous, or otherwise unlawful or tortious material, or to store or transmit material in violation of third-party privacy rights, (d) use a Service or Non-SFDC Application to store or transmit Malicious Code, (e) interfere with or disrupt the integrity or performance of any Service or third-party data contained therein, (f) attempt to gain unauthorized access to any Service or Content or its related systems or networks, (g) permit direct or indirect access to or use of any Service or Content in a way that circumvents a contractual usage limit, or use any of the Services to access or use any of SFDC’s or Salesforce.org’s intellectual property except as permitted under this Agreement, an Order Form, or the Documentation, (h) copy a Service or any part, feature, function or user interface thereof, (i) copy Content except as permitted herein or in an Order Form or the Documentation, (j) frame or mirror any part of any Service or Content, other than framing on Customer's own intranets or otherwise for its own internal business purposes or as permitted in the Documentation, (k) access any Service or Content in order to build a competitive product or service or to benchmark with a non-SFDC product or service, or (l) reverse engineer any Service (to the extent such restriction is permitted by law). Customer’s or a User’s intentional violation of the foregoing, or any use of the Services in breach of this Agreement, Documentation or Order Forms, by Customer or Users that in Salesforce.org’s or as applicable, SFDC’s, judgment imminently threatens the security, integrity or availability of SFDC’s services, may result in Salesforce.org’s or as applicable, SFDC’s, immediate suspension of the Services. Salesforce.org will use commercially reasonable efforts under the circumstances to provide Customer with an opportunity to remedy such violation or threat prior to any such suspension.

2.5
External-Facing Services. If Customer subscribes to a Service for sending electronic messages or for the creation and hosting of, or for posting content on, external-facing websites, such use is subject to SFDC’s External-Facing Services Policy at http://www.salesforce.com/company/legal/agreements.jsp, as may be applicable to a Service, and Customer is solely responsible for complying with applicable law in its use of any cookies or other tracking technologies.

2.6
Removal of Content and Non-SFDC Applications. If SFDC is required by any third party rights holder to remove Content, or receives information that Content provided to Customer may violate applicable law or third-party rights, SFDC may, or Salesforce.org may ask SFDC to, discontinue Customer’s access to such Content through the Services, and/or may so notify Customer that it must discontinue all use of such Content, and to the extent not prohibited by law, Customer will do so, and promptly remove such Content from its systems. If SFDC or Salesforce.org receives information that a Non-SFDC Application used with a Service by Customer may violate SFDC’s External-Facing Services Policy or applicable law or third-party rights, SFDC may, or Salesforce.org may ask SFDC to, so notify Customer and in such event Customer shall promptly disable such Non-SFDC Application or modify the Non-SFDC Application to resolve the potential violation. If Customer does not take required action in accordance with the above, SFDC may, or Salesforce.org may cause SFDC to, disable the applicable Content, Service and/or Non-SFDC Application until the potential violation is resolved. If requested by SFDC, Customer shall confirm such deletion and discontinuance of use in writing and Salesforce.org and/or SFDC shall be authorized to provide a copy of such confirmation to any such third party claimant or governmental authority, as applicable.

3.	NON-SFDC PROVIDERS

3.1
Acquisition of Non-SFDC Products and Services. Salesforce.org, SFDC or third parties may make available (for example, through a Marketplace or otherwise) third-party products or services, including, for example, Non-SFDC Applications and implementation and other consulting services. Any acquisition by Customer of such products or services, and any exchange of data between Customer and any non-SFDC provider, product or service is solely between Customer and the applicable non-SFDC provider. Salesforce.org and SFDC do not warrant or support Non-SFDC Applications or other non-SFDC products or services, whether or not they are designated by SFDC as “certified” or otherwise, unless expressly provided otherwise in an Order Form.

3.2
Non-SFDC Applications and Customer Data. If Customer chooses to use a Non-SFDC Application with a Service, Customer grants Salesforce.org permission, and grants SFDC permission to allow the Non-SFDC Application and its provider to access Customer Data as required for the interoperation of that Non-SFDC Application with the Service. Neither Salesforce.org nor its Affiliates, nor SFDC nor SFDC Affiliates shall be responsible for any

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disclosure, modification or deletion of Customer Data resulting from access by such Non-SFDC Application or its provider.

3.3
Integration with Non-SFDC Applications. The Services may contain features designed to interoperate with Non-SFDC Applications. To use such features, Customer may be required to obtain access to such Non-SFDC Applications from their providers, and may be required to grant SFDC access to Customer’s account(s) on such Non-SFDC Applications. Neither Salesforce.org nor SFDC can guarantee the continued availability of such Service features, and may cease providing them without entitling Customer to any refund, credit, or other compensation, if for example and without limitation, the provider of a Non-SFDC Application ceases to make the Non-SFDC Application available for interoperation with the corresponding Service features in a manner acceptable to SFDC.

4.	FEES AND PAYMENT

4.1
Fees. Customer shall pay all fees specified in Order Forms. Except as otherwise specified herein or in an Order Form, (i) fees are based on Services and Content subscriptions purchased and not actual usage, (ii) payment obligations are non-cancelable and fees paid are non-refundable except as set forth in Section 11.4 below (“Refund or Payment upon Termination”), and (iii) quantities purchased cannot be decreased during the relevant subscription term.

4.2
Invoicing and Payment. Fees shall be invoiced in advance and otherwise in accordance with the relevant Order Form. Unless otherwise stated in the Order Form, fees are due net 30 days from the invoice date. Customer is responsible for providing complete and accurate billing and contact information to Salesforce.org and notifying Salesforce.org of any changes to such information.

4.3
Overdue Charges. If any invoiced amount is not received by Salesforce.org by the due date, then without limiting Salesforce.org’s rights or remedies, those charges may accrue late interest at the rate of 1.5% of the outstanding balance per month, or the maximum rate permitted by law, whichever is lower.

4.4
Suspension of Service. If any charge owing by Customer is 30 days or more overdue, Salesforce.org may, without limiting its other rights and remedies, suspend or request that SFDC suspend Services until such amounts are paid in full, provided that, other than for customers paying by credit card or direct debit and whose payment has been declined, Salesforce.org has given Customer at least 10 days prior notice that its account is overdue in accordance with the “Notices” section below.

4.5
Payment Disputes. Salesforce.org shall not exercise its rights under the “Overdue Charges” or “Suspension of Service” section above if Customer is disputing the applicable charges reasonably and in good faith and is cooperating diligently to resolve the dispute.

4.6
Taxes. Salesforce.org's fees do not include any taxes, levies, duties or similar governmental assessments of any nature, including, for example, value-added, sales, use or withholding taxes, assessable by any jurisdiction whatsoever (collectively, “Taxes”). Customer is responsible for paying all Taxes associated with its purchases hereunder. If Salesforce.org has the legal obligation to pay or collect Taxes for which Customer is responsible under this section, Salesforce.org shall invoice Customer and Customer shall pay that amount unless Customer provides Salesforce.org with a valid tax exemption certificate authorized by the appropriate taxing authority. For clarity, Salesforce.org is solely responsible for taxes assessable against it based on its income, property and employees.

4.7
Future Functionality. Customer agrees that its purchases are not contingent on the delivery of any future functionality or features, or dependent on any oral or written public comments made by Salesforce.org or SFDC regarding future functionality or features.

5.	PROPRIETARY RIGHTS AND LICENSES

5.1
Reservation of Rights. Subject to the limited rights expressly granted hereunder, Salesforce.org, SFDC, its licensors, and Content providers reserve all of their right, title and interest in and to the Services and Content, including all of their related intellectual property rights. No rights are granted to Customer hereunder other than as expressly set forth herein.

5.2	Access to and Use of Content. Customer has the right to access and use applicable Content subject to the terms of applicable Order Forms, this Agreement, and the Documentation.

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5.3
License by Customer to Host Customer Data and Applications. Customer grants Salesforce.org, its Affiliates, SFDC, SFDC Affiliates and all of their applicable subcontractors a worldwide, limited-term license to host, copy, transmit and display Customer Data, and any Non-SFDC Applications and program code created by or for Customer using a Service or for use by Customer with the Services, as necessary for Salesforce.org to cause SFDC, and for SFDC, to provide the Services in accordance with this Agreement. Subject to the limited licenses granted herein, neither Salesforce.org nor SFDC shall acquire any right, title or interest from Customer or its licensors under this Agreement in or to any Customer Data, Non-SFDC Application or such program code.

5.4
License by Customer to Use Feedback. Customer grants to Salesforce.org, its Affiliates, SFDC and SFDC Affiliates a worldwide, perpetual, irrevocable, royalty-free license to use and incorporate into their services any suggestion, enhancement request, recommendation, correction or other feedback provided by Customer or Users relating to the operation of such services.

5.5
Federal Government End Use Provisions. Salesforce.org shall require SFDC to provide the Services, including related software and technology, for ultimate federal government end use solely in accordance with the following: Government technical data and software rights related to the Services include only those rights customarily provided to the public as defined in this Agreement. This customary commercial license is provided in accordance with FAR 12.211 (Technical Data) and FAR 12.212 (Software) and, for Department of Defense transactions, DFAR 252.227-7015 (Technical Data – Commercial Items) and DFAR 227.7202-3 (Rights in Commercial Computer Software or Computer Software Documentation). If a government agency has a need for rights not granted under these terms, it must negotiate with Salesforce.org to determine if there are acceptable terms for granting those rights, and a mutually acceptable written addendum specifically granting those rights must be included in any applicable agreement.

6.	CONFIDENTIALITY

6.1
Definition of Confidential Information. “Confidential Information” means all information disclosed by a party (“Disclosing Party”) to the other party (“Receiving Party”), whether orally or in writing, that is designated as confidential or that reasonably should be understood to be confidential given the nature of the information and the circumstances of disclosure. Confidential Information of Customer includes Customer Data; Confidential Information of Salesforce.org includes the Services and Content; and Confidential Information of each party includes the terms and conditions of this Agreement and all Order Forms (including pricing), as well as business and marketing plans, technology and technical information, product plans and designs, and business processes disclosed by such party. However, Confidential Information does not include any information that (i) is or becomes generally known to the public without breach of any obligation owed to the Disclosing Party, (ii) was known to the Receiving Party prior to its disclosure by the Disclosing Party without breach of any obligation owed to the Disclosing Party, (iii) is received from a third party without breach of any obligation owed to the Disclosing Party, or (iv) was independently developed by the Receiving Party.

6.1
Protection of Confidential Information. The Receiving Party shall use the same degree of care that it uses to protect the confidentiality of its own confidential information of like kind (but not less than reasonable care) to (i) not use any Confidential Information of the Disclosing Party for any purpose outside the scope of this Agreement, and (ii) except as otherwise authorized by the Disclosing Party in writing, limit access to Confidential Information of the Disclosing Party to those employees or subcontractors of, as the case may be, Salesforce.org, its Affiliates, Customer or its Associates who need such access for purposes consistent with this Agreement and who have signed confidentiality agreements with the Receiving Party containing protections not materially less protective of Confidential Information than those herein. Neither party shall disclose the terms of this Agreement or any Order Form to any third party other than to its Affiliate or Associate as the case may be, legal counsel and accountants without the other party’s prior written consent, provided that a party that makes any such disclosure to its Affiliate or Associate, legal counsel or accountants shall remain responsible for such Affiliate’s, Associate’s, legal counsel’s or accountant’s compliance with this “Confidentiality” section.

6.2
Compelled Disclosure. The Receiving Party may disclose Confidential Information of the Disclosing Party to the extent compelled by law to do so, provided the Receiving Party gives the Disclosing Party prior notice of the compelled disclosure (to the extent legally permitted) and reasonable assistance, at the Disclosing Party's cost, if the Disclosing Party wishes to contest the disclosure. If the Receiving Party is compelled by law to disclose the Disclosing Party’s Confidential Information as part of a civil proceeding to which the Disclosing Party is a party,

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and the Disclosing Party is not contesting the disclosure, the Disclosing Party shall reimburse the Receiving Party for its reasonable cost of compiling and providing secure access to that Confidential Information.

7.	REPRESENTATIONS, WARRANTIES, EXCLUSIVE REMEDIES AND DISCLAIMERS

7.1	Representations. Each party hereto represents that it has validly entered into this Agreement and has the legal power to do so.

7.2
Salesforce.org Warranties. Salesforce.org warrants that during an applicable subscription term, (a) this Agreement, the Order Forms and the Documentation will accurately describe the applicable administrative, physical, and technical safeguards for protection of the security, confidentiality and integrity of Customer Data, (b) Salesforce.org will cause SFDC not to materially decrease the overall security of the Services, (c) the Services shall perform materially in accordance with the applicable Documentation, and (d) subject to the “Integration with Non-SFDC Applications” section above, Salesforce.org will cause SFDC not to materially decrease the overall functionality of the Services. For any breach of a warranty above, Customer’s exclusive remedies are those described in the “Termination” and “Refund or Payment upon Termination” sections below.

7.3
Disclaimers. EXCEPT AS EXPRESSLY PROVIDED HEREIN, NEITHER PARTY MAKES ANY WARRANTY OF ANY KIND, WHETHER EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, AND EACH PARTY SPECIFICALLY DISCLAIMS ALL IMPLIED WARRANTIES, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR NON-INFRINGEMENT, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW. CONTENT AND BETA SERVICES ARE PROVIDED “AS IS,” AND AS AVAILABLE EXCLUSIVE OF ANY WARRANTY WHATSOEVER. EACH PARTY DISCLAIMS ALL LIABILITY AND INDEMNIFICATION OBLIGATIONS FOR ANY HARM OR DAMAGES CAUSED BY ANY THIRD-PARTY HOSTING PROVIDERS.

8.	MUTUAL INDEMNIFICATION

8.1
Indemnification by Salesforce.org. Salesforce.org shall cause SFDC to defend Customer against any claim, demand, suit, or proceeding made or brought against Customer by a third party alleging that any Service infringes or misappropriates such third party’s intellectual property rights (a "Claim Against Customer"), and indemnify Customer from any damages, attorney fees and costs finally awarded against Customer as a result of, or for amounts paid by Customer under a settlement approved by SFDC in writing of, a Claim Against Customer; provided that Customer (a) promptly gives Salesforce.org written notice of the Claim Against Customer, (b) gives Salesforce.org or as applicable, SFDC, sole control of the defense and settlement of the Claim Against Customer (provided that Salesforce.org or as applicable SFDC may not settle any Claim Against Customer unless it unconditionally releases Customer of all liability), and (c) provides to Salesforce.org or as applicable SFDC all reasonable assistance, at Salesforce.org’s or as applicable SFDC’s expense. If Salesforce.org or, as applicable, SFDC, receives information about an infringement or misappropriation claim related to a Service, SFDC may, or Salesforce.org may request that SFDC, in its discretion and at no cost to Customer, (x) modify the Services so that they are no longer claimed to infringe or misappropriate, without breaching Salesforce.org’s warranties under “Salesforce.org Warranties” above or (y) obtain a license for Customer’s continued use of that Service in accordance with this Agreement, or, (z) alternatively Salesforce.org may in its discretion terminate Customer’s subscriptions for that Service upon 30 days’ written notice and refund Customer any prepaid fees covering the remainder of the term of the terminated subscriptions. The above defense and indemnification obligations do not apply to the extent a Claim Against Customer arises from Content, a Non-SFDC Application or Customer’s breach of this Agreement, the Documentation or applicable Order Forms.

8.2
Indemnification by Customer. Customer shall defend Salesforce.org and/or SFDC against any claim, demand, suit or proceeding made or brought against Salesforce.org or SFDC by a third party alleging that any Customer Data infringes or misappropriates such third party’s intellectual property rights, or arising from Customer’s use of the Services or Content in breach of this Agreement, the Documentation, an applicable Order Form, or applicable law (each a “Claim Against Salesforce”), and will indemnify Salesforce.org or as applicable SFDC from any damages, attorney fees and costs finally awarded against SFDC or Salesforce.org as a result of, or for any amounts paid by Salesforce.org or SFDC under a settlement approved by Customer in writing of, a Claim Against Salesforce, provided Salesforce.org or SFDC (a) promptly gives Customer written notice of the Claim Against Salesforce, (b) gives Customer sole control of the defense and settlement of the Claim Against Salesforce (except that Customer

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may not settle any Claim Against Salesforce unless it unconditionally releases Salesforce.org and/or SFDC of all liability), and (c) gives Customer all reasonable assistance, at Customer’s expense.

8.3
Exclusive Remedy. This “Mutual Indemnification” section states the indemnifying party’s sole liability to, and the indemnified party’s exclusive remedy against, the other party for any type of claim described in this section.

9.	LIMITATION OF LIABILITY

9.1
Limitation of Liability. IN NO EVENT SHALL THE AGGREGATE LIABILITY OF EACH PARTY TOGETHER WITH ALL OF ITS AFFILIATES OR AS APPLICABLE ASSOCIATES ARISING OUT OF OR RELATED TO THIS AGREEMENT EXCEED THE TOTAL AMOUNT PAID BY CUSTOMER AND ITS ASSOCIATES HEREUNDER FOR THE SERVICES GIVING RISE TO THE LIABILITY IN THE TWELVE MONTHS PRECEDING THE FIRST INCIDENT OUT OF WHICH THE LIABILITY AROSE. THE FOREGOING LIMITATION WILL APPLY WHETHER AN ACTION IS IN CONTRACT OR TORT AND REGARDLESS OF THE THEORY OF LIABILITY, BUT WILL NOT LIMIT CUSTOMER’S AND ITS ASSOCIATES’ PAYMENT OBLIGATIONS UNDER THE “FEES AND PAYMENT” SECTION ABOVE. IN NO EVENT SHALL SFDC HAVE ANY LIABILITY WHATSOEVER TO CUSTOMER UNDER THIS AGREEMENT.

9.2
Exclusion of Consequential and Related Damages. IN NO EVENT WILL EITHER PARTY OR ITS AFFILIATES OR ASSOCIATES AS APPLICABLE HAVE ANY LIABILITY ARISING OUT OF OR RELATED TO THIS AGREEMENT FOR ANY LOST PROFITS, REVENUES, GOODWILL OR INDIRECT, SPECIAL, INCIDENTAL, CONSEQUENTIAL, COVER, BUSINESS INTERRUPTION OR PUNITIVE DAMAGES, WHETHER AN ACTION IS IN CONTRACT OR TORT AND REGARDLESS OF THE THEORY OF LIABILITY, EVEN IF A PARTY OR ITS AFFILIATES OR ASSOCIATES AS APPLICABLE HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES OR IF A PARTY’S OR ITS AFFILIATES’ OR ASSOCIATES’, AS APPLICABLE, REMEDY OTHERWISE FAILS OF ITS ESSENTIAL PURPOSE. THE FOREGOING DISCLAIMER WILL NOT APPLY TO THE EXTENT PROHIBITED BY LAW.

10.	TERM AND TERMINATION

10.1	Term of Agreement. This Agreement commences on the Effective Date and continues until all subscriptions hereunder have expired or have been terminated.

10.2
Term of Subscriptions. The term of each subscription shall be as specified in the applicable Order Form. Except as otherwise specified in an Order Form, subscriptions shall automatically renew for additional periods equal to the expiring subscription term or one year (whichever is shorter), unless (a) either party gives the other notice of non-renewal at least 30 days before the end of the relevant subscription term, or (b) Salesforce.org’s right to resell the Services has been terminated or expired, in which case any existing subscriptions shall continue in effect until the end of their then-existing term and SFDC may contact Customer to discuss renewal directly with SFDC. The per-unit pricing during any renewal term will increase by up to 7% above the applicable pricing in the prior term unless Salesforce.org provides Customer notice of different pricing at least 60 days prior to the applicable renewal term. Except as expressly provided in the applicable Order Form, renewal of promotional or one-time priced subscriptions will be at Salesforce.org’s applicable list price in effect at the time of the applicable renewal. Notwithstanding anything to the contrary, any renewal in which subscription volume for any Services has decreased from the prior term will result in re-pricing at renewal without regard to the prior term’s per-unit pricing.

10.3
Termination. A party may terminate this Agreement for cause (i) upon 30 days written notice to the other party of a material breach if such breach remains uncured at the expiration of such period, or (ii) if the other party becomes the subject of a petition in bankruptcy or any other proceeding relating to insolvency, receivership, liquidation or assignment for the benefit of creditors.

10.4
Refund or Payment upon Termination. If this Agreement is terminated by Customer in accordance with the “Termination” section above, Salesforce.org shall refund Customer any prepaid fees covering the remainder of the term of all Order Forms after the effective date of termination. If this Agreement is terminated by Salesforce.org in accordance with the “Termination” section above, Customer shall pay any unpaid fees covering the remainder of the term of all Order Forms. In no event shall termination relieve Customer of its obligation to pay any fees payable to Salesforce.org for the period prior to the effective date of termination.

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10.5
Customer Data Portability and Deletion. Upon request by Customer made within 30 days after the effective date of termination or expiration of this Agreement, Salesforce.org shall cause SFDC to make Customer Data available to Customer for export or download as provided in the Documentation. After such 30-day period, neither Salesforce.org nor SFDC shall have any obligation to maintain or provide any Customer Data, and as provided in the Documentation will thereafter delete or destroy all copies of Customer Data in its systems or otherwise in its possession or control, unless legally prohibited.

10.6
Surviving Provisions. The sections titled “Fees and Payment,” “Proprietary Rights and Licenses,” “Confidentiality,” “Disclaimers,” “Mutual Indemnification,” “Limitation of Liability,” “Refund or Payment upon Termination,” “Customer Data Portability and Deletion”, “Removal of Content and Non-SFDC Applications”, “Surviving Provisions” and “General Provisions” shall survive any termination or expiration of this Agreement.

11.	GENERAL PROVISIONS

11.1
Export Compliance. The Services, Content, other SFDC technology, and derivatives thereof may be subject to export laws and regulations of the United States and other jurisdictions. Salesforce.org represents that neither Salesforce.org nor SFDC is named on any U.S. government denied-party list, and Customer represents that it is not named on any U.S. government denied-party list. Customer shall not permit any User to access or use any Service or Content in a U.S.-embargoed country or region (currently Cuba, Iran, North Korea, Sudan, Syria or Crimea) or in violation of any U.S. export law or regulation.

11.2
Anti-Corruption. Neither party has received or been offered any illegal or improper bribe, kickback, payment, gift, or thing of value from an employee or agent of the other party in connection with this Agreement. Reasonable gifts and entertainment provided in the ordinary course of business do not violate the above restriction.

11.3
Entire Agreement and Order of Precedence. This Agreement is the entire agreement between Salesforce.org and Customer regarding Customer’s use of Services and Content and supersedes all prior and contemporaneous agreements, proposals or representations, written or oral, concerning its subject matter. The parties agree that any term or condition stated in a Customer vendor registration form or registration portal, or Customer purchase order or in any other Customer order documentation (excluding Order Forms) is void. In the event of any conflict or inconsistency among the following documents, the order of precedence shall be: (i) the applicable Order Form, (ii) any exhibit, schedule or addendum to this Agreement, (iii) the body of this Agreement, and (iv) the Documentation.

11.4
Relationship of the Parties. The parties are independent contractors. This Agreement does not create a partnership, franchise, joint venture, agency, fiduciary or employment relationship between the parties.

11.5	Third-Party Beneficiaries. SFDC shall be a third-party beneficiary of Salesforce.org’s rights and Customer’s obligations hereunder. There are no other third-party beneficiaries under this Agreement.

11.6
Notices. Except as otherwise specified in this Agreement, all notices related to this Agreement shall be in writing and shall be effective upon (a) personal delivery, (b) the second business day after mailing, (c) the second business day after sending by confirmed facsimile, or (d) except for notices of termination or an indemnifiable claim (“Legal Notices”), the day of sending by email. Notices to Salesforce.org shall be addressed to the attention of General Counsel, at Salesforce.org, 50 Fremont Street, Suite 300, San Francisco, California 94105; SFDOlegal@salesforce.com, or as updated by Salesforce.org via written notice to Customer. Billing-related notices to Customer shall be addressed to the relevant billing contact designated by Customer, and Legal Notices to Customer shall be addressed to Customer and be clearly identifiable as Legal Notices. All other notices to Customer shall be addressed to the relevant Services system administrator designated by Customer.

11.7
Waiver. No waiver of any provision of this Agreement will be effective unless in writing and signed by the party against whom the waiver is to be asserted. No failure or delay by either party in exercising any right under this Agreement shall constitute a waiver of that right.

11.8
Severability. If any provision of this Agreement is held by a court of competent jurisdiction to be contrary to law, the provision shall be deemed null and void, and the remaining provisions of this Agreement shall remain in effect.

11.9
Assignment. Neither party may assign any of its rights or obligations hereunder, whether by operation of law or otherwise, without the other party’s prior written consent (not to be unreasonably withheld); provided, however, either party may assign this Agreement in its entirety (including all Order Forms), without the other party’s consent

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to its Affiliate or Associate, as the case may be, or in connection with a merger, acquisition, corporate reorganization, or sale of all or substantially all of its assets (provided that such Associate or other permitted successor continues to meet the Eligibility Criteria set forth in Exhibit A hereto). Notwithstanding the foregoing, if a party is acquired by, sells substantially all of its assets to, or undergoes a change of control in favor of, a direct competitor of the other party, or, in the case of Customer, a direct competitor of SFDC, such other party may terminate this Agreement upon written notice. In the event of such a termination, Salesforce.org shall refund Customer any prepaid fees covering the remainder of the term of all subscriptions for the period after the effective date of such termination. Subject to the foregoing, this Agreement shall bind and inure to the benefit of the parties, their respective successors and permitted assigns.

11.10
Governing Law. This Agreement, and any disputes arising out of or related hereto, shall be governed exclusively by the internal laws of the State of California, without regard to its conflicts of laws rules or the United Nations Convention on the International Sale of Goods.

11.11
Venue. The state and federal courts located in San Francisco County, California shall have exclusive jurisdiction over any dispute relating to this Agreement, and each party consents to the exclusive jurisdiction of those courts.

11.12	Counterparts. This Agreement may be executed electronically, by facsimile and in counterparts.
Signed by each party’s authorized representative:
CUSTOMER                        SALESFORCE.ORG
By:                             By:
Name:                             Name:
Title:                             Title:
Date:                             Date:

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EXHIBIT A – Eligibility Criteria

To be eligible to receive No Charge Services and Services, Customer must be one of the following:

A.
A nonprofit organization that is currently tax-exempt with verified charitable status as determined by the applicable regulatory bodies in the country in which the organization is registered as a charity. For example, with respect to United States organizations, tax exempt status under 501(c)3 of the Internal Revenue Code.

B.
An organization that is using as its fiscal sponsor, a tax-exempt charity as defined in section A of this Exhibit A, and where that fiscal sponsor has extended its tax exempt status to the sponsored organization (and only for so long as such fiscal sponsorship is in effect).

C.
An organization (either for-profit or not-for profit) that meets comprehensive and transparent standards for social responsibility, subject to express written approval of Salesforce.org; for United States organizations, this means organizations with tax exempt status under 501(c) 4 of the Internal Revenue Code; or

D.	A not-for-profit or a for-profit public or private institution whose primary purpose is educational, but specifically excluding for-profit universities and/or colleges.

The foregoing are by way of example only. In all cases, Salesforce.org must first provide written approval of Customer’s eligibility. Further, Customer must provide documentation to validate its status upon request from Salesforce.org. Salesforce.org reserves the right in its sole discretion to change an Order Form, or to deny a request for No Charge Services or Services, or to refer the Customer’s request for Services to salesforce.com.

For clarity, the following; entities are not eligible to purchase under this Agreement:

1.	An economic development organization, such as a chamber of commerce, business improvement district, local and regional economic development organization;

2.
A non-profit organization funded by local, state, provincial or federal government, where such non-profit organization either functions without an independent board of directors or is managed by a government agency;

3.	A hospital, healthcare facility, academic medical center or clinic, except for their associated educational fund raising or foundation activities;

4.	A health insurance organization or health insurance provider; or

5.	A group or individual health practice.

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EXHIBIT A-2

EUROPE, MIDDLE EAST, AFRICA (EMEA) PASS-THROUGH TERMS

MASTER SUBSCRIPTION AGREEMENT

Customer Full Legal Name:
Customer Address:
This Master Subscription Agreement is between Salesforce.org EMEA Limited (“Salesforce.org”), a limited liability company having its registered office at Salesforce.org Floor 26 Salesforce Tower, 110 Bishopsgate, London, EC2N 4AY, United Kingdom and the party named above.
Salesforce.org, a California nonprofit public benefit corporation with its principal place of business at 50 Fremont Street, Suite 300, San Francisco, California 94105 and its Affiliates (including Salesforce.org EMEA Limited) is an authorized reseller of Salesforce.com Inc. (“SFDC”) and the entities defined in this Master Subscription Agreement as SFDC Affiliates.
Salesforce.org EMEA Limited is an authorised reseller in Europe, Middle East and Africa ("EMEA").
For the purposes of this Master Subscription Agreement, Salesforce.org is defined as “SFDO” and Salesforce.org EMEA limited is defined as “Salesforce.org”.
This Agreement is effective as of the date of the last signature below (the “Effective Date”).
The parties agree as follows:

1.	DEFINITIONS
“Affiliate” means any entity that directly or indirectly Controls, is Controlled by, or is under common Control with Salesforce.org. For avoidance of doubt, Salesforce.org and SFDC are not Affiliates.
“Agreement” means this Master Subscription Agreement and any exhibits, schedules and addenda hereto.
“Associate” means any entity that is under common governance or Control with, or that governs or Controls or is governed or Controlled by, the party signing this Agreement as the Customer, and that meets the Eligibility Criteria stated in Exhibit A attached to this Agreement.
“Beta Services” means services or functionality that may be made available to Customer from SFDC or Salesforce.org to try at its option at no additional charge which is clearly designated as beta, pilot, limited release, developer preview, non-production, evaluation, or by a similar description.
“Content” means information obtained by SFDC from publicly available sources or its third party content providers and made available to Customer through the Services, Beta Services or pursuant to an Order Form, as more fully described in the Documentation.
“Control”, for the purposes of the definitions of Affiliate and Associate, means direct or indirect ownership or control of more than 50% of the voting interests of the subject entity.
“Customer” means the customer named above together with its Associates which have signed Order Forms. For the avoidance of doubt, an Associate can only sign an Order Form and become a Customer if it meets the Eligibility Criteria set forth in Exhibit A hereto.

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“Customer Data” means electronic data and information submitted by or for Customer to the Services, excluding Content and Non-SFDC Applications.
“Documentation” means the applicable Service’s Trust and Compliance documentation, and its usage guides and policies, as updated from time to time, accessible via help.salesforce.com or login to the applicable Service.
“Eligibility Criteria” means the eligibility criteria set forth in Exhibit A to this Agreement.
“Malicious Code” means code, files, scripts, agents or programs intended to do harm, including, for example, viruses, worms, time bombs and Trojan horses.
“Marketplace” means an online directory, catalog or marketplace of applications that interoperate with the Services, including, for example, the AppExchange located at http://www.salesforce.com/appexchange, ExactTarget’s HubExchange located at https://hubexchange.exacttarget.com/, or the Heroku add-ons catalog located at https://addons.heroku.com/, and any successor websites.
“Non-SFDC Application” means a Web-based, mobile, offline or other software application functionality that is provided by Customer or a third party and interoperates with a Service, including, for example, an application that is developed by or for Customer, is listed on a Marketplace, is identified as Salesforce Labs or by a similar designation, or is an open source software product including, for example, the technologies commonly referred to as Non Profit Success Pack (“NPSP”) and Higher Education Data Architecture (“HEDA”) and that are subject to the terms stated during the installation process and/or located on the landing page during their use.
“No Charge Services” means the ten (10) User subscriptions for certain Services offered in Salesforce.org’s sole discretion to organizations that meet the Eligibility Criteria, at no charge and ordered by the Customer using Salesforce.org’s standard processes. These are sometimes referred to as P-10’s.
“Order Form” means an ordering document or online order specifying the Services to be provided hereunder that is entered into between Customer or any of its Associates and Salesforce.org, including any addenda and supplements thereto. By entering into an Order Form hereunder, an Associate agrees to be bound by the terms of this Agreement as if it were an original party hereto.
“SFDC Affiliate” means any entity that directly or indirectly Controls, is Controlled by, or is under common Control with Salesforce.com. For the avoidance of doubt, Salesforce.org and SFDC are not SFDC Affiliates.
“Services” means the products and services that are ordered by Customer under an Order Form and made available online by SFDC, including associated SFDC offline or mobile components, as described in the Documentation. “Services” exclude Content and Non-SFDC Applications.
“User” means (subject to compliance with Section 3.4(b) of this Agreement) an individual who is authorized by Customer to use a Service, for whom Customer has purchased a subscription (or in the case of any Services provided by Salesforce.org without charge, for whom a Service has been provisioned), and to whom Customer (or, when applicable, SFDC or Salesforce.org at Customer’s request) has supplied a user identification and password (for Services utilizing authentication). Users may include, for example, employees, consultants, contractors and agents of Customer, and third parties with which Customer transacts business (such as students, teachers and volunteers).

2.	SALESFORCE.ORG RESPONSIBILITIES

2.1
No Charge Services. Except where a different initial term is stated in the applicable Order Form, Salesforce.org shall cause SFDC to provide No Charge Services to Customer for an initial term of twelve (12) months. Following the initial term, No Charge Services shall be eligible for renewal on a yearly basis under the same terms and conditions, provided the program continues to exist. Notwithstanding the foregoing or anything to the contrary herein, Salesforce.org offers No Charge Services at its sole discretion and may terminate such No Charge Services at any time upon written notice (typically thirty (30) days where practicable to do so).

2.2
Provision of Services. Salesforce.org shall cause SFDC to, (a) make the Services and Content available to Customer pursuant to this Agreement and the applicable Order Forms, (b) provide applicable SFDC standard support for the Services to Customer at no additional charge, and/or upgraded support if purchased (c) use commercially reasonable efforts to make the online Services available 24 hours a day, 7 days a week, except for: (i) planned downtime (of which SFDC shall give advance electronic notice as provided in the Documentation), or (ii) any unavailability caused by circumstances beyond SFDC’s reasonable control, including, for example, an act of God, act of government, flood, fire, earthquake, civil unrest, act of terror, strike or other labor problem (other than one involving SFDC employees), Internet service provider failure or delay, Non-SFDC Application, or denial

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of service attack, and (d) provide the Services in accordance with laws and government regulations applicable to SFDC’s provision of its Services to its customers generally (i.e., without regard for Customer’s particular use of the Services), and subject to Customer’s use of the Services in accordance with this Agreement, the Documentation and the applicable Order Form.

2.3
Protection of Customer Data. Salesforce.org shall cause SFDC to maintain administrative, physical, and technical safeguards for protection of the security, confidentiality and integrity of Customer Data, as described in the Documentation. Those safeguards will include, but will not be limited to, measures for preventing access, use, modification or disclosure of Customer Data by Salesforce.org or its subcontractors or SFDC personnel except (a) to provide the Services and prevent or address service or technical problems, (b) as compelled by law in accordance with the “Confidentiality: Compelled Disclosure” section below, or (c) as expressly permitted in writing by Customer. Salesforce.org will also maintain appropriate safeguards for Customer Data that Salesforce.org processes. Salesforce.org will give advance notification to Customer in the event that Salesforce.org transmits Customer Data outside of SFDC’s system, and where in the event of such transmission, SFDC is not responsible for the privacy, security or integrity of such transmitted Customer Data. The terms of the data processing addendum at http://info.salesforcefoundation.org/l/30282/2015-10-16/5r2jjl/30282/130279/SFDO_Reseller_Data_Processing_Addendum__Standard_Contractual_Clauses_.pdf   (“Data Processing Addendum”) are hereby incorporated by reference and shall apply to the extent Customer Data includes Personal Data, as defined in the Data Processing Addendum. For the purposes of the Standard Contractual Clauses in the Data Processing Addendum, Customer is the data exporter, and Customer’s execution of this Agreement shall be treated as Customer’s execution of the Standard Contractual Clauses and any associated appendix.

2.4
Personnel. Salesforce.org shall cause SFDC to be responsible for the performance of SFDC’s personnel (including its employees and subcontractors) and their compliance with the applicable obligations under this Agreement, except as otherwise specified in this Agreement. Salesforce.org shall be responsible for the performance of its personnel and their compliance with this Agreement.

2.5
 Beta Services.   From time to time, SFDC or Salesforce.org may make Beta Services available to Customer at no charge. Customer may choose to try such Beta Services or not in its sole discretion.  Beta Services are intended for evaluation purposes and not for production use, are not supported, and may be subject to additional terms. Beta Services are not considered “Services” under this Agreement, however, all restrictions, SFDC reservation of rights and Customer obligations concerning the Services, and use of any related Non-SFDC Applications and Content, shall apply equally to Customer’s use of Beta Services.  Unless otherwise stated, any Beta Services trial period will expire upon the earlier of one year from the trial start date or the date that a version of the Beta Services becomes generally available without the applicable Beta Services designation.  SFDC or as applicable, Salesforce.org may discontinue Beta Services at any time in its sole discretion and may never make them generally available.  Neither SFDC nor Salesforce.org will have any liability for any harm or damage arising out of or in connection with a Beta Service.

3.	USE OF SERVICES AND CONTENT

3.1
Subscriptions. Unless otherwise provided in the applicable Order Form or Documentation, (a) Services and access to Content are purchased as subscriptions, (b) subscriptions may be added during a subscription term at the same pricing as the underlying subscription pricing, prorated for the portion of that subscription term remaining at the time the subscriptions are added, and (c) any added subscriptions will terminate on the same date as the underlying subscriptions.

3.2
Usage Limits. Services and Content are subject to usage limits specified in Order Forms and Documentation. Unless otherwise specified, (a) a quantity in an Order Form refers to Users, and the Service or Content may not be accessed by more than that number of Users, (b) a User’s password may not be shared with any other individual, and (c) except as set forth in an Order Form, a User identification may only be reassigned to a new individual replacing one who will no longer use the Service or Content. If Customer exceeds a contractual usage limit, Salesforce.org may work with Customer to seek to reduce Customer’s usage so that it conforms to that limit. If Customer is unable or unwilling to abide by a contractual usage limit, Customer will execute an Order Form for additional quantities of the applicable Services or Content promptly upon Salesforce.org’s request, and/or pay any invoice for excess usage in accordance with the “Invoicing and Payment” section below.

3.3
Customer Responsibilities. Customer shall (a) be responsible for Users’ compliance with this Agreement, Documentation and Order Forms, (b) be responsible for the quality and legality of Customer Data and the means by which Customer acquired Customer Data, (c) use commercially reasonable efforts to prevent unauthorized access to or use of Services and Content, and notify Salesforce.org promptly of any such unauthorized access or use, (d) use Services and Content only in accordance with this Agreement, Documentation, Order Forms and

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applicable laws and government regulations, (e) comply with terms of service of any Non-SFDC Applications with which Customer uses Services or Content, and (f) satisfy the Eligibility Criteria set forth in Exhibit A throughout the term of the Agreement. Customer shall promptly notify Salesforce.org if at any time it fails to satisfy any such criteria.

3.4
Usage Restrictions. Customer shall not (a) make any Service or Content available to, or use any Service or Content for the benefit of, anyone other than Customer or Users, unless expressly stated otherwise in an Order Form or the Documentation, (b) sell, resell, license, sublicense, distribute, make available, rent or lease any Service or Content, or include any Service or Content in a service bureau or outsourcing offering, (c) use a Service or Non-SFDC Application to store or transmit infringing, libelous, or otherwise unlawful or tortious material, or to store or transmit material in violation of third-party privacy rights, (d) use a Service or Non-SFDC Application to store or transmit Malicious Code, (e) interfere with or disrupt the integrity or performance of any Service or third-party data contained therein, (f) attempt to gain unauthorized access to any Service or Content or its related systems or networks, (g) permit direct or indirect access to or use of any Service or Content in a way that circumvents a contractual usage limit, or use any of the Services to access or use any of SFDC’s or Salesforce.org’s intellectual property except as permitted under this Agreement, an Order Form, or the Documentation, (h) copy a Service or any part, feature, function or user interface thereof, (i) copy Content except as permitted herein or in an Order Form or the Documentation, (j) frame or mirror any part of any Service or Content, other than framing on Customer's own intranets or otherwise for its own internal business purposes or as permitted in the Documentation, (k) access any Service or Content in order to build a competitive product or service or to benchmark with a non-SFDC product or service, or (l) reverse engineer any Service (to the extent such restriction is permitted by law). Customer’s or a User’s intentional violation of the foregoing, or any use of the Services in breach of this Agreement, Documentation or Order Forms, by Customer or Users that in Salesforce.org’s or as applicable, SFDC’s judgment, imminently threatens the security, integrity or availability of SFDC’s services, may result in Salesforce.org’s or as applicable, SFDC’s, immediate suspension of the Services. Salesforce.org will use commercially reasonable efforts under the circumstances to provide Customer with an opportunity to remedy such violation or threat prior to any such suspension.

3.5
External-Facing Services. If Customer subscribes to a Service for sending electronic messages or for the creation and hosting of, or for posting content on, external-facing websites, such use is subject to SFDC’s External-Facing Services Policy at http://www.salesforce.com/company/legal/agreements.jsp as may be applicable to a Service, and Customer is solely responsible for complying with applicable law in its use of any cookies or other tracking technologies.

3.6
Removal of Content and Non-SFDC Applications. If SFDC is required by any third party rights holder to remove Content, or receives information that Content provided to Customer may violate applicable law or third-party rights, SFDC may, or Salesforce.org may ask SFDC to, discontinue Customer’s access to such Content through the Services, and/or may so notify Customer that it must discontinue all use of such Content, and to the extent not prohibited by law Customer will do so and promptly remove such Content from its systems. If SFDC or Salesforce.org receives information that a Non-SFDC Application used with a Service by Customer may violate SFDC’s External-Facing Services Policy or applicable law or third-party rights, SFDC may, or Salesforce.org may ask SFDC to, so notify Customer and in such event Customer will promptly disable such Non-SFDC Application or modify the Non-SFDC Application to resolve the potential violation. If Customer does not take required action in accordance with the above, SFDC may, or Salesforce.org may cause SFDC, to disable the applicable Content, Service and/or Non-SFDC Application until the potential violation is resolved. If requested by SFDC, Customer shall confirm such deletion and discontinuance of use in writing and Salesforce.org and/or SFDC shall be authorized to provide a copy of such confirmation to any such third party claimant or governmental authority, as applicable.

4.	NON-SFDC PROVIDERS

4.1
Acquisition of Non-SFDC Products and Services. Salesforce.org, SFDC or third parties may make available (for example, through a Marketplace or otherwise) third-party products or services, including, for example, Non-SFDC Applications and implementation and other consulting services. Any acquisition by Customer of such products or services, and any exchange of data between Customer and any non-SFDC provider, product or service is solely between Customer and the applicable non-SFDC provider. Salesforce.org and SFDC do not warrant or support Non-SFDC Applications or other non-SFDC products or services, whether or not they are designated by SFDC as “certified” or otherwise, unless expressly provided otherwise in an Order Form.

4.2	Non-SFDC Applications and Customer Data. If Customer chooses to use a Non-SFDC Application with a Service, Customer grants Salesforce.org permission, and grants SFDC permission, to allow the Non-SFDC

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Application and its provider to access Customer Data as required for the interoperation of that Non-SFDC Application with the Service. Neither Salesforce.org nor its Affiliates nor SFDC nor SFDC Affiliates shall be responsible for any disclosure, modification or deletion of Customer Data resulting from access by such Non-SFDC Application or its provider.

4.3
Integration with Non-SFDC Applications. The Services may contain features designed to interoperate with Non-SFDC Applications. To use such features, Customer may be required to obtain access to such Non-SFDC Applications from their providers, and may be required to grant SFDC access to Customer’s account(s) on such Non-SFDC Applications. Neither Salesforce.org nor SFDC can guarantee the continued availability of such Service features, and may cease providing them without entitling Customer to any refund, credit, or other compensation, if for example and without limitation, the provider of a Non-SFDC Application ceases to make the Non-SFDC Application available for interoperation with the corresponding Service features in a manner acceptable to SFDC.

5.	FEES AND PAYMENT

5.1
Fees. Customer shall pay all fees specified in Order Forms. Except as otherwise specified herein or in an Order Form, (i) fees are based on Services and Content subscriptions purchased and not actual usage, (ii) payment obligations are non-cancelable and fees paid are non-refundable except as set forth in Section 11.4 below (“Refund or Payment upon Termination”), and (iii) quantities purchased cannot be decreased during the relevant subscription term.

5.2
Invoicing and Payment. Fees shall be invoiced in advance and otherwise in accordance with the relevant Order Form. Unless otherwise stated in the Order Form, fees are due net 30 days from the invoice date. Customer is responsible for providing complete and accurate billing and contact information to Salesforce.org and notifying Salesforce.org of any changes to such information.

5.3
Overdue Charges. If any invoiced amount is not received by Salesforce.org by the due date, then without limiting Salesforce.org’s rights or remedies, those charges may accrue late interest at the rate of 1.5% of the outstanding balance per month, or the maximum rate permitted by law, whichever is lower.

5.4
Suspension of Service. If any charge owing by Customer is 30 days or more overdue, Salesforce.org may, without limiting its other rights and remedies, suspend or request that SFDC suspend Services until such amounts are paid in full, provided that, other than for customers paying by credit card or direct debit and whose payment has been declined, Salesforce.org has given Customer at least 10 days prior notice that its account is overdue in accordance with the “Notices” section below.

5.5
Payment Disputes. Salesforce.org shall not exercise its rights under the “Overdue Charges” or “Suspension of Service” section above if Customer is disputing the applicable charges reasonably and in good faith and is cooperating diligently to resolve the dispute.

5.6
Taxes. Salesforce.org's fees do not include any taxes, levies, duties or similar governmental assessments of any nature, including, for example, value-added, sales, use or withholding taxes, assessable by any jurisdiction whatsoever (collectively, “Taxes”). Customer is responsible for paying all Taxes associated with its purchases hereunder. If Salesforce.org has the legal obligation to pay or collect Taxes for which Customer is responsible under this section, Salesforce.org will invoice Customer and Customer will pay that amount unless Customer provides Salesforce.org with a valid tax exemption certificate authorized by the appropriate taxing authority. For clarity, Salesforce.org is solely responsible for taxes assessable against it based on its income, property and employees.

5.7
Future Functionality. Customer agrees that its purchases are not contingent on the delivery of any future functionality or features, or dependent on any oral or written public comments made by Salesforce.org or SFDC regarding future functionality or features.

6.	PROPRIETARY RIGHTS AND LICENSES

6.1
Reservation of Rights. Subject to the limited rights expressly granted hereunder, Salesforce.org, SFDC, its licensors and Content providers reserve all of their right, title and interest in and to the Services and Content, including all of their related intellectual property rights. No rights are granted to Customer hereunder other than as expressly set forth herein.

6.2	Access to and Use of Content. Customer has the right to access and use applicable Content subject to the terms of applicable Order Forms, this Agreement and the Documentation.

6.3
License by Customer to Host Customer Data and Applications. Customer grants Salesforce.org, its Affiliates, SFDC, SFDC Affiliates and all of their applicable subcontractors a worldwide, limited-term license to host, copy, transmit and display Customer Data, and any Non-SFDC Applications and program code created by or for Customer using a Service or for use by Customer with the Services, as necessary for Salesforce.org to cause SFDC, and

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for SFDC, to provide the Services in accordance with this Agreement. Subject to the limited licenses granted herein, neither Salesforce.org nor SFDC shall acquire any right, title or interest from Customer or its licensors under this Agreement in or to any Customer Data, Non-SFDC Application or such program code.

6.4
License by Customer to Use Feedback. Customer grants to Salesforce.org, its Affiliates, SFDC and SFDC Affiliates a worldwide, perpetual, irrevocable, royalty-free license to use and incorporate into their services any suggestion, enhancement request, recommendation, correction or other feedback provided by Customer or Users relating to the operation of such services.

7.	CONFIDENTIALITY

7.1
Definition of Confidential Information. “Confidential Information” means all information disclosed by a party (“Disclosing Party”) to the other party (“Receiving Party”), whether orally or in writing, that is designated as confidential or that reasonably should be understood to be confidential given the nature of the information and the circumstances of disclosure. Confidential Information of Customer includes Customer Data; Confidential Information of Salesforce.org includes the Services and Content; and Confidential Information of each party includes the terms and conditions of this Agreement and all Order Forms (including pricing), as well as business and marketing plans, technology and technical information, product plans and designs, and business processes disclosed by such party. However, Confidential Information does not include any information that (i) is or becomes generally known to the public without breach of any obligation owed to the Disclosing Party, (ii) was known to the Receiving Party prior to its disclosure by the Disclosing Party without breach of any obligation owed to the Disclosing Party, (iii) is received from a third party without breach of any obligation owed to the Disclosing Party, or (iv) was independently developed by the Receiving Party.

7.2
Protection of Confidential Information. The Receiving Party shall use the same degree of care that it uses to protect the confidentiality of its own confidential information of like kind (but not less than reasonable care) to (i) not use any Confidential Information of the Disclosing Party for any purpose outside the scope of this Agreement and (ii) except as otherwise authorized by the Disclosing Party in writing, limit access to Confidential Information of the Disclosing Party to those employees or subcontractors of, as the case may be, Salesforce.org, its Affiliates, Customer or its Associates who need such access for purposes consistent with this Agreement and who have signed confidentiality agreements with the Receiving Party containing protections not materially less protective of Confidential Information than those herein. Neither party shall disclose the terms of this Agreement or any Order Form to any third party other than to its Affiliate or Associate (as the case may be), legal counsel and accountants without the other party’s prior written consent, provided that a party that makes any such disclosure to its Affiliate or Associate, legal counsel or accountants will remain responsible for such Affiliate’s, Associate’s, legal counsel’s or accountant’s compliance with this “Confidentiality” section.

7.3
Compelled Disclosure. The Receiving Party may disclose Confidential Information of the Disclosing Party to the extent compelled by law to do so, provided the Receiving Party gives the Disclosing Party prior notice of the compelled disclosure (to the extent legally permitted) and reasonable assistance, at the Disclosing Party's cost, if the Disclosing Party wishes to contest the disclosure. If the Receiving Party is compelled by law to disclose the Disclosing Party’s Confidential Information as part of a civil proceeding to which the Disclosing Party is a party, and the Disclosing Party is not contesting the disclosure, the Disclosing Party will reimburse the Receiving Party for its reasonable cost of compiling and providing secure access to that Confidential Information.

8.	REPRESENTATIONS, WARRANTIES, EXCLUSIVE REMEDIES AND DISCLAIMERS

8.1	Representations. Each party hereto represents that it has validly entered into this Agreement and has the legal power to do so.

8.2
Salesforce.org Warranties. Salesforce.org warrants that during an applicable subscription term (a) this Agreement, the Order Forms and the Documentation will accurately describe the applicable administrative, physical, and technical safeguards for protection of the security, confidentiality and integrity of Customer Data, (b) Salesforce.org shall cause SFDC not to materially decrease the overall security of the Services, (c) the Services will perform materially in accordance with the applicable Documentation, and (d) subject to the “Integration with Non-SFDC Applications” section above, Salesforce.org shall cause SFDC not to materially decrease the overall functionality of the Services. For any breach of a warranty above, Customer’s exclusive remedies are those described in the “Termination” and “Refund or Payment upon Termination” sections below.

8.3
Disclaimers. Except as expressly provided herein, each party excludes all warranties, representations, terms, conditions or other commitments of any kind, whether express or implied, statutory or otherwise, and each party specifically disclaims all implied warranties, including (without limitation) any warranties, representations, terms, conditions or other commitments of merchantability or fitness for a particular purpose or of satisfactory quality or of reasonable skill and care, in each case, to the maximum extent permitted by applicable law. Without prejudice to the foregoing, Content and Beta Services are provided ‘as is’, as available and without warranty of any kind.

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Each party disclaims all liability and indemnification obligations for any harm, damages or other liability caused by any third party hosting providers.

9.	MUTUAL INDEMNIFICATION

9.1
Indemnification by Salesforce.org Salesforce.org shall cause SFDC to defend Customer against any claim, demand, suit or proceeding made or brought against Customer by a third party alleging that any Service infringes or misappropriates such third party’s intellectual property rights ( a “Claim Against Customer”), and will indemnify Customer from any damages, attorney fees and costs finally awarded against Customer as a result of, or for amounts paid by Customer under a settlement approved by SFDC in writing of, a Claim Against Customer; provided that Customer (a) promptly gives Salesforce.org written notice of the Claim Against Customer, (b) gives Salesforce.org or, as applicable, SFDC, sole control of the defense and settlement of the Claim Against Customer (provided that Salesforce.org or, as applicable, SFDC, may not settle any Claim Against Customer unless it unconditionally releases Customer of all liability), and (c) provides to Salesforce.org or, as applicable, SFDC, all reasonable assistance, at Salesforce.org’s or, as applicable, SFDC’s expense. If Salesforce.org or, as applicable, SFDC, receives information about an infringement or misappropriation claim related to a Service, SFDC may, or Salesforce.org may request that SFDC, in its discretion and at no cost to Customer (x) modify the Services so that they are no longer claimed to infringe or misappropriate, without breaching Salesforce.org’s warranties under “Salesforce.org Warranties” above, or, (y) obtain a license for Customer’s continued use of that Service in accordance with this Agreement, or, (z) alternatively, Salesforce.org may in its discretion terminate Customer’s subscriptions for that Service upon 30 days’ written notice and refund Customer any prepaid fees covering the remainder of the term of the terminated subscriptions. The above defense and indemnification obligations do not apply to the extent a Claim Against Customer arises from Content, a Non-SFDC Application or Customer’s breach of this Agreement, the Documentation or applicable Order Forms.

9.2
Indemnification by Customer. Customer shall defend Salesforce.org and/or SFDC against any claim, demand, suit or proceeding made or brought against Salesforce.org or SFDC by a third party alleging that any Customer Data infringes or misappropriates such third party’s intellectual property rights, or arising from Customer’s use of the Services or Content in breach of this Agreement, the Documentation, an applicable Order Form or applicable law (each a “Claim Against Salesforce”), and will indemnify Salesforce.org, or, as applicable, SFDC, from any damages, attorney fees and costs finally awarded against Salesforce.org or SFDC as a result of, or for any amounts paid by Salesforce.org or SFDC under a settlement approved by Customer in writing of, a Claim Against Salesforce, provided Salesforce.org or SFDC (a) promptly gives Customer written notice of the Claim Against Salesforce, (b) gives Customer sole control of the defense and settlement of the Claim Against Salesforce (except that Customer may not settle any Claim Against Salesforce unless it unconditionally releases Salesforce.org and/or SFDC of all liability), and (c) gives Customer all reasonable assistance, at Customer’s expense.

9.3
Exclusive Remedy. This “Mutual Indemnification” section states the indemnifying party’s sole liability to, and the indemnified party’s exclusive remedy against, the other party for any type of claim described in this section.

10.	LIMITATION OF LIABILITY

10.1
Limitation of Liability. Subject to the “Exclusion of Consequential and Related Damages” and “Limitation of Restrictions” sections below, in no event shall the aggregate liability of each party together with all of its Affiliates, or, as applicable, Associates, arising out of or related to this Agreement (whether in contract or tort or under any other theory of liability) exceed the total amount paid by Customer and its Associates hereunder for the services giving rise to the liability in the twelve months preceding the first incident out of which the liability arose. The foregoing will not limit Customer's and its Associates’ payment obligations under the “Fees and Payment”) Section above. In no event shall SFDC have any liability whatsoever to Customer under this Agreement.

10.2
Exclusion of Consequential and Related Damages. Subject to the “Limitation of Restrictions” section below, in no event shall either party or its Affiliates, or, as applicable, Associates, have any liability to the other party or its Affiliates, or, as applicable, Associates, under or in relation to this Agreement whether in contract, tort or under any other theory of liability for:

(a)
any financial damages as a result of loss or damage to property, economic loss, cost of replacement services, loss of profits, loss of revenue, loss of orders, loss of goodwill, and/or loss resulting from damage to image or reputation in each case whether direct or indirect, or

(b)
any indirect or consequential loss or damage arising from or related to this Agreement, howsoever caused and whether or not such losses are foreseeable, even if that party or its Affiliate or, as applicable, Associate, has been advised (or is otherwise aware) of the possibility of such losses in advance.

10.3
Limitation of Restrictions. Nothing in this “Limitation of Liability” section shall exclude or limit the liability of either party or its Affiliates, or, as applicable, Associates, for death or personal injury caused by that party’s or its Affiliates’,

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or, as applicable, Associates’, negligence or for fraud or fraudulent misrepresentation or for any other liability to the extent that the same may not be excluded or limited as a matter of applicable law.

11.	TERM AND TERMINATION

11.1	Term of Agreement. This Agreement commences on the Effective Date and continues until all subscriptions hereunder have expired or have been terminated.

11.2
Term of Subscriptions. The term of each subscription shall be as specified in the applicable Order Form. Except as otherwise specified in an Order Form, subscriptions shall automatically renew for additional periods equal to the expiring subscription term or one year (whichever is shorter), unless (a) either party gives the other notice of non-renewal at least 30 days before the end of the relevant subscription term, or (b) Salesforce.org’s right to resell the Services has been terminated or expired, in which case any existing subscriptions shall continue in effect until the end of their then-existing term and SFDC may contact Customer to discuss renewal directly with SFDC. The per-unit pricing during any renewal term will increase by up to 7% above the applicable pricing in the prior term, unless Salesforce.org provides Customer notice of different pricing at least 60 days prior to the applicable renewal term.  Except as expressly provided in the applicable Order Form, renewal of promotional or one-time priced subscriptions will be at Salesforce.org’s applicable list price in effect at the time of the applicable renewal.  Notwithstanding anything to the contrary, any renewal in which subscription volume for any Services has decreased from the prior term will result in re-pricing at renewal without regard to the prior term’s per-unit pricing.

11.3
Termination. A party may terminate this Agreement for cause (i) upon 30 days written notice to the other party of a material breach if such breach remains uncured at the expiration of such period, or (ii) immediately on written notice if the other party becomes the subject of a petition in bankruptcy or any other proceeding (whether voluntary or involuntary), relating to insolvency, administration, receivership, administrative receivership, liquidation or assignment for the benefit of creditors or takes steps in connection with the appointment of an administrator or takes or suffers any similar or analogous procedure, action or event in consequence of debt in any jurisdiction or if either party suspends, or threatens to suspend or cease, carrying on all or a substantial part of its business.

11.4
Refund or Payment upon Termination. If this Agreement is terminated by Customer in accordance with the “Termination” section above, Salesforce.org shall refund Customer any prepaid fees covering the remainder of the term of all Order Forms after the effective date of termination. If this Agreement is terminated by Salesforce.org in accordance with the “Termination” section above, Customer shall pay any unpaid fees covering the remainder of the term of all Order Forms. In no event will termination relieve Customer of its obligation to pay any fees payable to Salesforce.org for the period prior to the effective date of termination.

11.5
Customer Data Portability and Deletion. Upon request by Customer made within 30 days after the effective date of termination or expiration of this Agreement, Salesforce.org shall cause SFDC to make Customer Data available to Customer for export or download as provided in the Documentation. After such 30-day period, neither Salesforce.org nor SFDC shall have any obligation to maintain or provide any Customer Data, and as provided in the Documentation will thereafter delete or destroy all copies of Customer Data in its systems or otherwise in its possession or control, unless legally prohibited.

11.6
Surviving Provisions. The sections titled “Fees and Payment”, “Proprietary Rights and Licenses”, “Confidentiality”, “Disclaimers”, “Mutual Indemnification”, “Limitation of Liability”, “Refund or Payment upon Termination”, “Customer Data Portability and Deletion”, “Removal of Content and Non-SFDC Applications”, “Surviving Provisions” and “General Provisions” shall survive any termination or expiration of this Agreement.

12.	GENERAL PROVISIONS

12.1
Export Compliance. The Services, Content, other SFDC technology, and derivatives thereof may be subject to export laws and regulations of the United States and other jurisdictions. Salesforce.org represents that neither Salesforce.org nor SFDC is named on any U.S. government denied-party list, and Customer represents that it is not named on any U.S. government denied-party list.  Customer shall not permit any User to access or use any Service or Content in a U.S.-embargoed country or region (currently Cuba, Iran, North Korea, Sudan, Syria or Crimea) or in violation of any U.S. export law or regulation.

12.2
Anti-Corruption. Neither party has received or been offered any illegal or improper bribe, kickback, payment, gift, or thing of value from an employee or agent of the other party in connection with this Agreement. The parties shall comply with all applicable laws, regulations and sanctions relating to anti-bribery and anti-corruption including without limitation the Bribery Act 2010 (as such statute is amended from time to time). Reasonable gifts and entertainment provided in the ordinary course of business do not violate the above restriction.

12.3
Entire Agreement and Order of Precedence. This Agreement is the entire agreement between Salesforce.org and Customer regarding Customer’s use of Services and Content and supersedes all prior and contemporaneous

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agreements, proposals or representations, written or oral, concerning its subject matter. No representation, undertaking or promise shall be taken to have been given or be implied from anything said or written in negotiations between the parties prior to this Agreement except as expressly stated in this Agreement. Neither Party shall have any remedy in respect of any untrue statement made by the other upon which that Party relied in entering this Agreement (unless such untrue statement was made fraudulently) and that Party's only remedies shall be for breach of contract as provided in this Agreement. No modification, amendment, or waiver of any provision of this Agreement shall be effective unless in writing and signed by the party against whom the modification, amendment or waiver is to be asserted. The parties agree that any term or condition stated in a Customer vendor registration form or registration portal, or Customer purchase order or in any other Customer order documentation (excluding Order Forms) is void. In the event of any conflict or inconsistency among the following documents, the order of precedence shall be: (1) the applicable Order Form, (2) any exhibit, schedule or addendum to this Agreement, (3) the body of this Agreement, and (4) the Documentation.

12.4
Relationship of the Parties. The parties are independent contractors. This Agreement does not create a partnership, franchise, joint venture, agency, fiduciary or employment relationship between the parties.

12.5
Third-Party Beneficiaries. SFDC shall be a third-party beneficiary of Salesforce.org’s rights and Customer’s obligations hereunder. Save as aforesaid, nothing in this Agreement shall confer, or is intended to confer, on any third party any benefit or the right to enforce any term of this Agreement under the Contracts (Rights of Third Parties) Act 1999 (as such statute is amended from time to time). The rights of the parties to terminate, rescind or agree any variation, waiver or settlement under this Agreement are not subject to the consent of any person that is not a party to this Agreement.

12.6
Notices. Except as otherwise specified in this Agreement, all notices related to this Agreement shall be in writing and shall be effective upon (a) personal delivery, (b) the second business day after mailing, (c) the second business day after sending by confirmed facsimile, or (d), except for notices of termination or an indemnifiable claim (“Legal Notices”), the day of sending by email. Notices to Salesforce.org shall be addressed to the attention of its EMEA Legal Department, Salesforce.org EMEA Limited, Floor 31 Salesforce Tower, 110 Bishopsgate, London, EC2N 4AY, United Kingdom, or as updated by Salesforce.org via written notice to the Customer. Billing-related notices to Customer shall be addressed to the relevant billing contact designated by Customer, and Legal Notices to Customer will be addressed to Customer and be clearly identifiable as Legal Notices. All other notices to Customer will be addressed to the relevant Services system administrator designated by Customer.

12.7
Waiver. No waiver of any provision of this Agreement will be effective unless in writing and signed by the party against whom the waiver is to be asserted. No failure or delay by either party in exercising any right under this Agreement will constitute a waiver of that right.

12.8
Severability. If any provision (or part of a provision) of this Agreement is held by a court of competent jurisdiction to be invalid, illegal or unenforceable, it shall, insofar as it is severable from the remainder of this Agreement, be deemed omitted from this Agreement, and the remaining provisions of this Agreement will remain in effect

12.9
Assignment. Neither party may assign any of its rights or obligations hereunder, whether by operation of law or otherwise, without the other party’s prior written consent (not to be unreasonably withheld); provided, however, either party may assign this Agreement in its entirety (including all Order Forms), without the other party’s consent to its Affiliate or Associate, as the case may be, or in connection with a merger, acquisition, corporate reorganization, or sale of all or substantially all of its assets, (provided that such Associate or other permitted successor continues to meet the Eligibility Criteria set forth in Exhibit A). Notwithstanding the foregoing, if a party is acquired by, sells substantially all of its assets to, or undergoes a change of control in favor of, a direct competitor of the other party, or, in the case of Customer, a direct competitor of SFDC, such other party may terminate this Agreement upon written notice. In the event of such a termination, Salesforce.org will refund Customer any prepaid fees covering the remainder of the term of all subscriptions for the period after the effective date of such termination. Subject to the foregoing, this Agreement will bind and inure to the benefit of the parties, their respective successors and permitted assigns.

12.10	Governing Law. This Agreement, and any disputes arising out of or related hereto, will be governed exclusively by the laws of England.

12.11	Venue. The courts located in London, England will have exclusive jurisdiction over any dispute relating to this Agreement, and each party consents to the exclusive jurisdiction of those courts.

12.12	Counterparts. This Agreement may be executed electronically, by facsimile and in counterparts.
Signed by each party’s authorized representative:
CUSTOMER                    SALESFORCE.ORG EMEA LIMITED
By:                             By:

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Name:                             Name:
Title:                             Title:
Date:                             Date:

EXHIBIT A – Eligibility Criteria

To be eligible to receive No Charge Services and Services, Customer must be one of the following:

E.
A nonprofit organization that is currently tax-exempt with verified charitable status as determined by the applicable regulatory bodies in the country in which the organization is registered as a charity. For example, with respect to United States organizations, tax exempt status under 501(c)3 of the Internal Revenue Code.

F.
An organization that is using as its fiscal sponsor, a tax-exempt charity as defined in section A of this Exhibit A, and where that fiscal sponsor has extended its tax exempt status to the sponsored organization (and only for so long as such fiscal sponsorship is in effect).

G.
An organization (either for-profit or not-for profit) that meets comprehensive and transparent standards for social responsibility, subject to express written approval of Salesforce.org; for United States organizations, this means organizations with tax exempt status under 501(c) 4 of the Internal Revenue Code; or

H.	A not-for-profit or a for-profit public or private institution whose primary purpose is educational, but specifically excluding for-profit universities and/or colleges.

The foregoing are by way of example only. In all cases, Salesforce.org must first provide written approval of Customer’s eligibility. Further, Customer must provide documentation to validate its status upon request from Salesforce.org. Salesforce.org reserves the right in its sole discretion to change an Order Form, or to deny a request for No Charge Services or Services, or to refer the Customer’s request for Services to Salesforce.com.

For clarity, the following; entities are not eligible to purchase under this Agreement:

6.	An economic development organization, such as a chamber of commerce, business improvement district, local and regional economic development organization;

7.
A non-profit organization funded by local, state, provincial or federal government, where such non-profit organization either functions without an independent board of directors or is managed by a government agency;

8.	A hospital, healthcare facility, academic medical center or clinic, except for their associated educational fund raising or foundation activities;

9.	A health insurance organization or health insurance provider; or

10.	A group or individual health practice.

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